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                             FIRST EAGLE FUNDS, INC.

                              ARTICLES OF AMENDMENT


         FIRST EAGLE FUNDS, INC., a Maryland corporation (the "Corporation"), doing business as an open-end investment management company registered as such under the Investment Company Act of 1940, and having its principal office in New York, New York, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: As the name of the Corporation was previously amended from "First Eagle Sogen Funds, Inc." to "First Eagle Funds, Inc.," the charter of the Corporation is hereby amended to change the name of three series of the Corporation from "First Eagle Sogen Global Fund" to "First Eagle Global Fund," "First Eagle Sogen Overseas Fund" to "First Eagle Overseas Fund," and "First Eagle Sogen Gold Fund" to "First Eagle Gold Fund." The names of those series designated as "First Eagle U.S. Value Fund" and "First Eagle Fund of America" are unaffected and will remain unchanged.

         SECOND: The foregoing amendment to the charter of the Corporation was authorized by a majority of the entire Board of Directors of the Corporation in the manner contemplated by Section 2-605 of Subtitle 6 of Title 2 of the Maryland General Corporation Law relating to changes to a corporate charter that do not require action by the shareholders.

         The undersigned Vice President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and states to the best of his knowledge, information and belief that the matters and facts set forth herein with respect to authorization and approval are true in all material respects and that this statement is made under the penalties of perjury.

         IN WITNESS WHEREOF: First Eagle Funds, Inc. has caused this instrument to be signed in its name and on its behalf by its Vice President and attested by its Assistant Secretary on the 1st day of May, 2003.

ATTEST:                                  FIRST EAGLE FUNDS, INC.

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Suzan J. Afifi                           Robert Bruno
Vice President and Assistant Secretary   Vice President, Secretary and Treasurer